EXHIBIT 99.1
American Commercial Lines Announces Second Quarter Results
JEFFERSONVILLE, IN, July 28, 2009 (MARKETWIRE via COMTEX) — American Commercial Lines Inc. (NASDAQ: ACLI) (“ACL” or the “Company”) today announced results for the quarter and six months ended June 30, 2009.
Revenues for the quarter ended June 30, 2009 were $224.7 million, a 30.4% decrease compared with $322.7 million for the quarter ended June 30, 2008. Segment revenue for transportation, manufacturing and services declined in the quarter by 32.9%, 25.8% and 18.8%, respectively. For the quarter ended June 30, 2009, the Company’s net loss was $3.8 million or $0.30 per share, compared to net income of $3.7 million or $0.29 per diluted share for the same quarter of 2008. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the second quarter of 2009 was $20.2 million, with an EBITDA margin of 9.0%, compared to $27.7 million for the second quarter of 2008 with an EBITDA margin of 8.6%. The attachment to this press release reconciles net income to EBITDA.
Results for the second quarter of 2009 included after-tax interest costs that were $4.3 million or $0.34 per share higher than the prior year quarter, due to higher effective interest rates than in the prior year, and despite an average outstanding debt balance approximately $40 million lower than in the prior year quarter. Results of the quarter ended June 30, 2008 included after-tax debt retirement expenses of $1.5 million or $0.12 per diluted share due to the amendment of the Company’s credit facility in place during that quarter.
Revenues for the six months ended June 30, 2009 were $421.5 million, a 28.9% decrease compared with $593.2 million for the same period during 2008. Transportation revenue declined by 28.6% and manufacturing revenue fell 33.5% on fewer units sold. Services revenue for the six months ended June 30, 2009 increased by 22.5% due to the inclusion of the environmental and civil engineering company acquired in April of 2008 for the full six months in 2009. For the six months ended June 30, 2009, the Company’s net loss was $9.2 million, or $0.73 per share, compared to net income of $6.0 million or $0.47 per diluted share for the same period of 2008. EBITDA for the six months ended June 30, 2009 was $33.3 million, with an EBITDA margin of 7.9%, compared to $50.7 million for the same period of 2008 with an EBITDA margin of 8.6%.
Results for the six months ended June 30, 2009 included severance related to current year reductions in force (“RIF”) and expenses for the closure of the Houston office that exceeded the severance related to prior year actions by $1.6 million after-tax, or $0.13 per share, higher after-tax interest costs of $5.0 million, or $0.40 per share, and after-tax charges of $0.4 million, or $0.03 per share, related to a customer’s bankruptcy filing.
In July 2009, the Company refinanced its debt structure, issuing $200 million in senior notes due 2017 and obtaining a new four-year $390 million asset based revolving credit facility. On a blended basis, at existing borrowing levels, the new debt structure will result in a lower cost of debt compared to our prior agreement.
Commenting on results, Michael P. Ryan, President and Chief Executive Officer, stated, “The impact of the recession on customer freight demand continues to greatly impact our business. Freight demand is down and our highest volumes are coming from our lowest margin commodities. We are aggressively managing every aspect of our business that we can, and as a result, we have positive cash flow and EBITDA for the quarter and six months ended June 30, 2009. In addition the new credit facility provides us with a solid, long-term capital structure; a lower cost of debt and the flexibility to execute on our strategy.”

Transportation Results
The Company’s higher margin metals and refined liquid petrochemical products markets have remained weak in the second quarter, impacting year-over-year comparisons. While the Company had strong volumes of grain and coal, grain rates are significantly lower than the prior year. The imbalance in available north and south bound freight continued to require more frequent repositioning of northbound empty vessels.
The segment’s revenues from external customers were $145.8 million in the second quarter and $301.3 million in the six months ended June 30, 2009, a decrease of 32.9% from the second quarter of 2008 and 28.6% from the first half of the prior year. Ton-mile volumes in the quarter increased approximately 0.6% from the prior year to 9.7 billion ton-miles, though ton-mile volume remains 5.2% below the prior year for the first six months. The mix shift into lower margin commodities and lower grain pricing drove total portfolio fuel-neutral pricing down 29.2% from the prior year second quarter and 22.4% from the prior year first half. Higher margin liquid and bulk affreightment volumes decreased 38.9% and 29.3% in the quarter and 43.2% and 27.8% for the first six months, respectively, from the prior year. Lower margin grain and coal volume increased 98.5% and 1.8% in the quarter and 49.2% and 8.0% for the first six months, respectively. On both a quarter and first six months basis, the negative impact of volume/price/mix, the higher cost of relocating empty barges due to the current year imbalance of north and south bound freight and lower scrapping margin were only partially offset by higher boat productivity, favorable SG&A and some net fuel benefit. The average number of liquid barges in charter/day rate service decreased in the second quarter by 38 barges or 24% from the prior year quarter. The transportation segment’s operating loss in the quarter was $3.2 million compared to operating income of $6.7 million in 2008. The operating ratios for the second quarter of 2009 and 2008 were 102.2% and 96.9%, respectively.
The $4.5 million cost of the March 2009 RIF and Houston sales office closure and $0.7 million related to the bankruptcy filing of a customer are included in the six months ended June 30, 2009 results,

while the benefit of the reversal of a $2.1 million pension reserve, debt retirement costs of $2.4 million and the cost impact of a RIF of $1.9 million are included in the six months ended June 30, 2008 results.
Manufacturing Results
Manufacturing segment revenues from external customers in the quarter ended June 30, 2009 were $24.7 million lower, or 25.8% below prior-year, primarily due to the mix of barges built and relative steel pricing, with 19 dry hoppers produced in the current year compared to 93 in the prior year. We sold 19 liquid tankers and two special vessels this quarter versus 17 tankers and two special vessels in last year’s quarter. In the six months ended June 30, 2009, manufacturing segment revenues were $53.5 million lower, for the same reasons as the quarter, with 19 dry hoppers produced in the current year compared to 172 in the prior year. We sold 30 liquid tankers and two special vessels in the first six months of 2009 versus 26 tankers and three special vessels in last year’s first six months.
Despite the lower revenues, the manufacturing segment drove more than a 40% increase in segment EBITDA for the quarter on two-thirds of the prior year's revenue. This improvement resulted from a better mix of higher margin barges sold, ongoing improvements in working capital usage and improved productivity.
Manufacturing operating profit improved by $3.9 million quarter-over-quarter and $4.7 million for the first six months on a reduced number of non-legacy contract barges, improved productivity and safe operations, again achieving one million hours worked without a lost time injury in the second quarter of 2009.
Ryan added, “Given the fluctuating demand and the overall reduction in our manufacturing backlog, in July, we reduced the shipyard headcount by approximately 10%. Subsequent to the end of the quarter, we added a new order for 20 dry cargo barges to our manufacturing backlog and have seen an increase in activity by potential barge purchasers for barge replacement given current relatively low steel prices and higher anticipated grain demand along the Inland Waterways.”
Cash Flow and Debt
At June 30, 2009, the Company had $407.1 million in total debt outstanding. In the six months ended June 30, 2009 the Company generated $57.5 million of cash flow from operations, compared to $42.6 million in the prior year. The increase, on lower net income, was primarily due to working capital changes. At June 30, 2009 the Company had approximately $66 million in available liquidity under its former credit facility in effect at that date. Under the new debt structure which originated on July 7, 2009 the Company’s available liquidity would have been $153 million, net of the fees associated with the new transaction. During the first half of 2009 the Company had $13.4 million of capital expenditures primarily related to costs of new tank barges begun in the fourth quarter of 2008, boat and barge maintenance, improvements to the shipyard and software.
Quarter and Six Months ended June 30, 2009 Earnings Conference Call
ACL will conduct a conference call to discuss the Company’s quarter and six months ended June 30, 2009 earnings on July 29, 2009 at 10:00 a.m. Eastern time. ACL’s live webcast, featuring a slide presentation, may be accessed at www.aclines.com. The telephone numbers to access the conference call are: Domestic (866) 700-6979; International (617) 213-8836; and the Participant Passcode is 41584896. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at www.aclines.com within three hours of the conclusion of the live call and will remain available through September 29, 2009. Following this date, the slide presentation will remain archived at www.aclines.com.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana, is an integrated marine transportation and service company operating in the United States Jones Act trades, with approximately $1.2 billion in revenues and approximately 3,400 employees as of December 31, 2008. For more information about American Commercial Lines Inc., visit www.aclines.com.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s filings with the SEC, including the Form 10-K, as amended, for the year ended December 31, 2008 and our most recent Form 10-Q. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except shares and per share amounts)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues
Transportation and Services	$153,815	$227,085	$315,390	$433,539
Manufacturing	70,916	95,609	106,150	159,671

Revenues	224,731	322,694	421,540	593,210

Cost of Sales
Transportation and Services	141,414	200,698	285,754	381,736
Manufacturing	59,889	88,059	90,325	147,904

Cost of Sales	201,303	288,757	376,079	529,640

Gross Profit	23,428	33,937	45,461	63,570

Selling, General and Administrative Expenses	17,121	20,431	39,854	40,504

Operating Income	6,307	13,506	5,607	23,066

Other Expense (Income)
Interest Expense	11,812	5,988	20,353	12,720
Debt Retirement Expenses	—	2,379	—	2,379
Other, Net	(202)	(296)	(481)	(1,146)

Other Expenses	11,610	8,071	19,872	13,953

(Loss) Income from Continuing Operations before Income Taxes	(5,303)	5,435	(14,265)	9,113

Income Taxes (Benefit)	(1,707)	2,071	(5,211)	3,446

(Loss) Income from Continuing Operations	(3,596)	3,364	(9,054)	5,667

Discontinued Operations, Net of Tax	(172)	291	(172)	303

Net (Loss) Income	$(3,768)	$3,655	$(9,226)	$5,970

Basic (loss) earnings per common share:
(Loss) income from continuing operations	$(0.28)	$0.27	$(0.71)	$0.45
(Loss) income from discontinued operations, net of tax	(0.02)	0.02	(0.02)	0.02

Basic (loss) earnings per common share	$(0.30)	$0.29	$(0.73)	$0.47

(Loss) earnings per common share - assuming dilution:
(Loss) income from continuing operations	$(0.28)	$0.27	$(0.71)	$0.45
(Loss) income from discontinued operations, net of tax	(0.02)	0.02	(0.02)	0.02

(Loss) earnings per common share - assuming dilution	$(0.30)	$0.29	$(0.73)	$0.47

Weighted Average Shares Outstanding:
Basic	12,712,985	12,619,346	12,700,403	12,569,478
Diluted	12,712,985	12,724,390	12,700,403	12,727,810

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except shares and per share amounts)

	June 30,	December 31,
	2009	2008 (1)
ASSETS
Current Assets
Cash and Cash Equivalents	$1,914	$1,217
Accounts Receivable, Net	94,643	138,695
Inventory	60,042	69,635
Deferred Tax Asset	3,547	5,173
Assets Held for Sale	3,344	4,577
Prepaid and Other Current Assets	26,753	39,002

Total Current Assets	190,243	258,299
Properties, Net	539,972	554,580
Investment in Equity Investees	4,073	4,039
Other Assets	40,357	22,333

Total Assets	$774,645	$839,251

LIABILITIES
Current Liabilities
Accounts Payable	$40,098	$67,719
Accrued Payroll and Fringe Benefits	16,531	25,179
Deferred Revenue	13,798	13,986
Accrued Claims and Insurance Premiums	18,609	22,819
Accrued Interest	3,398	1,237
Current Portion of Long Term Debt	970	1,420
Customer Deposits	5,487	6,682
Other Liabilities	32,090	43,522

Total Current Liabilities	130,981	182,564
Long Term Debt	406,100	418,550
Pension & Post Retirement Liabilities	45,133	44,140
Deferred Tax Liability	29,696	30,389
Other Long Term Liabilities	4,541	4,899

Total Liabilities	616,451	680,542

STOCKHOLDERS’ EQUITY
Common stock; authorized 50,000,000 shares at $.01 par value; 15,891,120 and 15,813,746 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	159	633
Treasury Stock; 3,177,023 and 3,150,906 shares at June 30, 2009 and December 31, 2008, respectively	(313,278)	(312,886)
Other Capital	296,310	293,018
Retained Earnings	186,694	195,920
Accumulated Other Comprehensive Loss	(11,691)	(17,976)

Total Stockholders’ Equity	158,194	158,709

Total Liabilities and Stockholders’ Equity	$774,645	$839,251

(1)	The Consolidated Balance Sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date, but does not included all the information and footnotes required by generally accepted accounting principles.

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net (Loss) Income from Continuing Operations	$(3,596)	$3,364	$(9,054)	$5,667
Discontinued Operations, Net of Income Taxes	(172)	291	(172)	303

Consolidated Net (Loss) Income	$(3,768)	$3,655	$(9,226)	$5,970

Adjustments from Continuing Operations:
Interest Income	(5)	(12)	(12)	(62)
Interest Expense	11,812	5,988	20,353	12,720
Debt Retirement Expenses	—	2,379	—	2,379
Depreciation and Amortization	13,734	13,488	27,274	26,134
Taxes	(1,707)	2,071	(5,211)	3,446
Adjustments from Discontinued Operations:
Interest Income	—	(13)	—	(32)
Taxes	170	158	170	165

EBITDA from Continuing Operations	20,238	27,278	33,350	50,284
EBITDA from Discontinued Operations	(2)	436	(2)	436

Consolidated EBITDA	$20,236	$27,714	$33,348	$50,720

EBITDA from Continuing Operations by Segment:
Transportation Net (Loss) Income	$(13,153)	$(3,448)	$(21,267)	$(4,458)
Interest Income	(5)	(10)	(11)	(58)
Interest Expense	11,802	5,988	20,333	12,720
Debt Retirment Expenses	—	2,379	—	2,379
Depreciation and Amortization	12,419	12,232	24,554	24,139
Taxes	(1,707)	2,071	(5,232)	3,446

Transportation EBITDA	$9,356	$19,212	$18,377	$38,168

Manufacturing Net Income	$10,596	$6,807	$14,748	$10,314
Depreciation and Amortization	885	694	1,751	1,348

Total Manufacturing EBITDA	11,481	7,501	16,499	11,662
Intersegment Profit	—	(87)	—	(234)

External Manufacturing EBITDA	$11,481	$7,414	$16,499	$11,428

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

	Reportable Segments		All Other	Intersegment
	Transportation	Manufacturing	Segments	Elimination	Total
Quarter ended June 30, 2009
Total revenue	$145,868	$78,987	$8,063	$(8,187)	$224,731
Intersegment revenues	87	8,071	29	(8,187)	—

Revenue from external customers	145,781	70,916	8,034	—	224,731
Operating expense
Materials, supplies and other	54,678	—	—	—	54,678
Rent	5,380	—	—	—	5,380
Labor and fringe benefits	27,090	—	—	—	27,090
Fuel	31,602	—	—	—	31,602
Depreciation and amortization	12,419	—	—	—	12,419
Taxes, other than income taxes	3,668	—	—	—	3,668
Gain on disposition of equipment	(193)	—	—	—	(193)
Cost of goods sold	—	59,889	6,770	—	66,659

Total cost of sales	134,644	59,889	6,770	—	201,303
Selling, general & administrative	14,354	483	2,284	—	17,121

Total operating expenses	148,998	60,372	9,054	—	218,424

Operating (loss) income	$(3,217)	$10,544	$(1,020)	$—	$6,307

Quarter ended June 30, 2008
Total revenue	$217,527	$96,104	$10,161	$(1,098)	$322,694
Intersegment revenues	340	495	263	(1,098)	—

Revenue from external customers	217,187	95,609	9,898	—	322,694
Operating expense
Materials, supplies and other	77,392	—	—	—	77,392
Rent	5,731	—	—	—	5,731
Labor and fringe benefits	28,988	—	—	—	28,988
Fuel	65,270	—	—	—	65,270
Depreciation and amortization	12,232	—	—	—	12,232
Taxes, other than income taxes	3,765	—	—	—	3,765
Gain on disposition of equipment	75	—	—	—	75
Cost of goods sold	—	88,059	7,245	—	95,304

Total cost of sales	193,453	88,059	7,245	—	288,757
Selling, general & administrative	17,020	872	2,539	—	20,431

Total operating expenses	210,473	88,931	9,784	—	309,188

Operating income	$6,714	$6,678	$114	$—	$13,506

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

	Reportable Segments		All Other	Intersegment
	Transportation	Manufacturing	Segments	Elimination	Total
Six Months ended June 30, 2009
Total revenue	$301,458	$115,855	$14,222	$(9,995)	$421,540
Intersegment revenues	190	9,705	100	(9,995)	—

Revenue from external customers	301,268	106,150	14,122	—	421,540
Operating expense
Materials, supplies and other	111,501	—	—	—	111,501
Rent	10,955	—	—	—	10,955
Labor and fringe benefits	58,243	—	—	—	58,243
Fuel	63,918	—	—	—	63,918
Depreciation and amortization	24,554	—	—	—	24,554
Taxes, other than income taxes	7,179	—	—	—	7,179
Gain on disposition of equipment	(2,297)	—	—	—	(2,297)
Cost of goods sold	—	90,325	11,701	—	102,026

Total cost of sales	274,053	90,325	11,701	—	376,079
Selling, general & administrative	33,789	1,155	4,910	—	39,854

Total operating expenses	307,842	91,480	16,611	—	415,933

Operating (loss) income	$(6,574)	$14,670	$(2,489)	$—	$5,607

Six Months ended June 30, 2008
Total revenue	$422,464	$160,657	$12,091	$(2,002)	$593,210
Intersegment revenues	456	986	560	(2,002)	—

Revenue from external customers	422,008	159,671	11,531	—	593,210
Operating expense
Materials, supplies and other	154,819	—	—	—	154,819
Rent	11,936	—	—	—	11,936
Labor and fringe benefits	56,037	—	—	—	56,037
Fuel	119,510	—	—	—	119,510
Depreciation and amortization	24,139	—	—	—	24,139
Taxes, other than income taxes	7,909	—	—	—	7,909
Gain on disposition of equipment	(284)	—	—	—	(284)
Cost of goods sold	—	147,904	7,670	—	155,574

Total cost of sales	374,066	147,904	7,670	—	529,640
Selling, general & administrative	34,840	1,760	3,904	—	40,504

Total operating expenses	408,906	149,664	11,574	—	570,144

Operating income (loss)	$13,102	$10,007	$(43)	$—	$23,066

AMERICAN COMMERCIAL LINES INC.
SELECTED FINANCIAL AND NONFINANCIAL DATA
(Dollars in thousands except where noted)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Consolidated EBITDA	$20,236	$27,714	$33,348	$50,720

Transportation Revenue and EBITDA
Revenue	$145,781	$217,187	$301,268	$422,008
EBITDA	9,356	19,212	18,377	38,168

Manufacturing Revenue and EBITDA (External and Internal)
Revenue	$78,987	$96,104	$115,855	$160,657
EBITDA	11,481	7,501	16,499	11,662

Manufacturing External Revenue and EBITDA
Revenue	$70,916	$95,609	$106,150	$159,671
EBITDA	11,481	7,414	16,499	11,428

Average Domestic Barges Operated
Dry	2,195	2,359	2,219	2,389
Liquid	376	384	381	386

Total	2,571	2,743	2,600	2,775

Fuel Price (Average Dollars per gallon)	$1.86	$3.44	$1.92	$3.12

Capital Expenditures (including software)	$4,528	$13,455	$13,376	$26,049
Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of the Company’s revenues before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Quarter Ended June 30, 2009 as compared with Quarter Ended June 30, 2008
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Quarter Ended June 30,			1st Quarter
	2009	2008	Variance	2009	2008
REVENUE
Transportation and Services	$153,815	$227,085	$(73,270)	68.4%	70.4%
Manufacturing (external and internal)	78,987	96,104	(17,117)	35.2%	29.8%
Intersegment manufacturing elimination	(8,071)	(495)	(7,576)	(3.6%)	(0.2%)

Consolidated Revenue	224,731	322,694	(97,963)	100.0%	100.0%

OPERATING EXPENSE
Transportation and Services	158,052	220,257	(62,205)
Manufacturing (external and internal)	68,443	89,339	(20,896)
Intersegment manufacturing elimination	(8,071)	(408)	(7,663)

Consolidated Operating Expense	218,424	309,188	(90,764)	97.2%	95.8%

OPERATING (LOSS) INCOME
Transportation and Services	(4,237)	6,828	(11,065)
Manufacturing (external and internal)	10,544	6,765	3,779
Intersegment manufacturing elimination	—	(87)	87

Consolidated Operating (Loss) Income	6,307	13,506	(7,199)	2.8%	4.2%

Interest Expense	11,812	5,988	5,824
Debt Retirement Expenses	—	2,379	(2,379)
Other Expense (Income)	(202)	(296)	94

(Loss) Income Before Income Taxes	(5,303)	5,435	(10,738)

Income Taxes (Benefit)	(1,707)	2,071	(3,778)
Discontinued Operations	(172)	291	(463)

Net (Loss) Income	$(3,768)	$3,655	$(7,423)

Domestic Barges Operated (average of period beginning and end)	2,571	2,743	(172)

Revenue per Barge Operated (Actual)	$56,702	$79,179	$(22,477)

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Six Months Ended June 30, 2009 as compared with Six Months Ended June 30, 2008
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Six Months Ended June 30,			Six Months
	2009	2008	Variance	2009	2008
REVENUE
Transportation and Services	$315,390	$433,539	$(118,149)	74.8%	73.1%
Manufacturing (external and internal)	115,855	160,657	(44,802)	27.5%	27.1%
Intersegment manufacturing elimination	(9,705)	(986)	(8,719)	(2.3%)	(0.2%)

Consolidated Revenue	421,540	593,210	(171,670)	100.0%	100.0%

OPERATING EXPENSE
Transportation and Services	324,453	420,480	(96,027)
Manufacturing (external and internal)	101,185	150,416	(49,231)
Intersegment manufacturing elimination	(9,705)	(752)	(8,953)

Consolidated Operating Expense	415,933	570,144	(154,211)	98.7%	96.1%

OPERATING (LOSS) INCOME
Transportation and Services	(9,063)	13,059	(22,122)
Manufacturing (external and internal)	14,670	10,241	4,429
Intersegment manufacturing elimination	—	(234)	234

Consolidated Operating (Loss) Income	5,607	23,066	(17,459)	1.3%	3.9%

Interest Expense	20,353	12,720	7,633
Debt Retirement Expenses	—	2,379	(2,379)
Other Expense (Income)	(481)	(1,146)	665

(Loss) Income Before Income Taxes	(14,265)	9,113	(23,378)

Income Taxes (Benefit)	(5,211)	3,446	(8,657)
Discontinued Operations	(172)	303	(475)

Net (Loss) Income	$(9,226)	$5,970	$(15,196)

Domestic Barges Operated (average of period beginning and end)	2,600	2,775	(175)

Revenue per Barge Operated (Actual)	$115,872	$152,075	$(36,203)